Exhibit 99.1

PRESS RELEASE

Ness Technologies Announces
Record Third Quarter 2006 Financial Results

Operating Income Rises 33% and Net Income Rises 32%
Year-over-Year on a 22% Increase in Revenues

Hackensack, NJ — November 2, 2006 — Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Highlights:

•                  Fully diluted net earnings per share were $0.22, compared to $0.17 in Q3 of 2005.

•                  Net income reached $7.9 million, up 32% year-over-year.

•                  Operating income at $10.2 million, up 33% year-over-year.

•                  Revenues reached a record $119.1 million, up 22% year-over-year.

•                  Backlog increased to a record $548 million, up 25% year-over-year.

•                  Global workforce increased to 7,240.

“I am very pleased to report that we had a strong third quarter, with record revenues and the highest operating margin and net income we’ve ever recorded,” said Raviv Zoller, President and Chief Executive Officer of Ness Technologies. “We signed strategic deals that should have a positive long-term impact on results. We remain optimistic in our outlook, given the strong demand environment and our proven strategic business model.”

Ness’ third quarter 2006 revenues totaled $119.1 million, an increase of $21.4 million or 22%, setting a new quarterly record and driven by both organic and non-organic growth, compared to $97.7 million in the third quarter of 2005.

Operating income rose to a record $10.2 million, an increase of $2.5 million or 33%, compared to $7.7 million in the third quarter of 2005.

Net income increased to a record $7.9 million, an increase of $1.9 million or 32%, compared to $6.0 million in the third quarter of 2005. Fully diluted earnings per share were $0.22 compared to $0.17 in the third quarter of 2005.

Backlog as of September 30, 2006 increased to $548 million, up 25% compared to $439 million as of September 30, 2005.

“We had strong operating cash flows in the quarter, resulting in an increase in our net cash position of over $9 million,” stated Ytzhak Edelman, Chief Financial Officer and deputy to the President and CEO, Ness Technologies. “We remain focused on further increasing our operating and net margin, managing our debt-to-equity ratio and controlling our financial expenses.”

Guidance

For the fourth quarter 2006 Ness expects to generate revenues of at least $132 million. Ness expects fourth quarter diluted net earnings of at least $0.25.

Conference Call Details

Ness Technologies President and Chief Executive Officer, Raviv Zoller, and Chief Financial Officer and deputy to the President and CEO, Ytzhak Edelman, will conduct a conference call to discuss the third quarter 2006 results, which will be simultaneously webcast at 9:00 A.M. Eastern Time / 6:00 A.M. Pacific Time on Thursday, November 2, 2006.

To access the Ness Technologies third quarter 2006 earnings conference call participants in North America should dial 1-800-399-0427 and international participants should dial 1-706-634-5453. A live webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at www.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With 7,200 employees, Ness maintains operations in 14 countries, and partners with over 100 software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

Media contact:
David Kanaan
USA: 1-888-244-4919
Intl: +972-3-540-8188
Email: media.int@ness.com

Investor contact:
Drew Wright
USA: 1-888-267-8160
Email: investor@ness.com

NESS TECHNOLOGIES, INC.
AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
	(unaudited)		(unaudited)
Statement of Operations Data:
Revenues	$97,719	$119,135	$280,342	$342,791
Cost of revenues	69,628	85,095	200,252	244,792
Gross profit	28,091	34,040	80,090	97,999

Selling and marketing	7,081	8,391	21,114	25,615
General and administrative	13,344	15,489	40,538	46,845
Total operating expenses	20,425	23,880	61,652	72,460

Operating income	7,666	10,160	18,438	25,539
Financial expenses, net	(383)	(492)	(1,297)	(1,130)
Other income (expenses), net	(14)	(8)	(10)	436
Income before taxes on income	7,269	9,660	17,131	24,845

Taxes on income	1,252	1,709	2,277	4,517
Equity in net losses of affiliates	—	(13)	(29)	(103)
Minority interests in losses of a subsidiary	—	—	101	—
Net income	$6,017	$7,938	$14,926	$20,225

Basic net earnings per share	$0.17	$0.22	$0.43	$0.56
Diluted net earnings per share	$0.17	$0.22	$0.42	$0.55

Weighted average number of shares (in thousands) used in computing basic net earnings per share	34,648	35,910	34,314	35,820
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	35,499	36,897	35,562	36,776

NESS TECHNOLOGIES, INC.

AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

U.S. dollars in thousands (except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
	(unaudited)		(unaudited)
Segment Data:
Revenues:
Managed Strategic Services (MSS)	$18,998	$18,935	$60,375	$60,829
Technologies & Systems Group (TSG)	12,414	14,538	35,165	41,958
Ness Europe	14,624	19,285	36,324	58,898
Ness Israel	43,700	50,652	127,570	138,966
Other	7,983	15,725	20,908	42,140
	$97,719	$119,135	$280,342	$342,791

Operating Income (Loss):
Managed Strategic Services (MSS)	$1,770	$2,243	$5,122	$7,630
Technologies & Systems Group (TSG)	1,869	2,275	4,952	5,467
Ness Europe	1,683	1,493	4,165	5,410
Ness Israel	4,065	4,621	9,824	9,158
Other	72	870	(352)	2,465
Unallocated Expenses	(1,793)	(1,342)	(5,273)	(4,591)
	$7,666	$10,160	$18,438	$25,539

NESS TECHNOLOGIES, INC.
AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31,	September 30,
	2005	2006
		(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$33,579	$40,186
Short-term bank deposits	39,561	4,862
Marketable securities	2,651	—
Trade receivables (net of allowance for doubtful accounts)	99,097	103,567
Unbilled receivables	21,500	39,459
Other accounts receivable and prepaid expenses	13,664	19,627
Inventories and work in progress	2,506	720
Total current assets	212,558	208,421

LONG-TERM ASSETS:
Long-term prepaid expenses	4,816	6,482
Marketable securities	32	118
Trade and unbilled receivables	7,045	12,133
Deferred income taxes	5,271	3,884
Severance pay fund	35,845	41,270
Total long-term assets	53,009	63,887

Property and equipment, net	21,308	25,418
Other intangible assets, net	7,938	9,028
Goodwill	159,421	186,324
Total assets	$454,234	$493,078

CURRENT LIABILITIES:
Short-term bank loans and credit	$21,011	$25,639
Current maturities of long-term debt	6,862	6,387
Trade payables	35,259	28,512
Advances from customers	7,670	9,078
Other accounts payable and accrued expenses	82,657	79,410
Total current liabilities	153,459	149,026

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,294	2,697
Excess of losses over investment in affiliates	257	480
Accrued severance pay	39,722	45,295
Total long-term liabilities	46,273	48,472

Total stockholders’ equity	254,502	295,580
Total liabilities and stockholders’ equity	$454,234	$493,078